      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 2003

                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933



                               TMI HOLDINGS, INC.
            (Exact name of registration as specified in its charter)



             Florida                                    65-0309540
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


                           11924 Forest Hill Boulevard
                                  Suite 22-204
                            Wellington, Florida 33414
                                 (954) 579-8599
          (Address and Telephone Number of Principal Executive Offices)


                               TMI HOLDINGS, INC.
                         2003 Qualified Securities Plan
                       2003 Non-Qualified Securities Plan
                            (Full Title of the Plan)

                                   Copies to:

             Scott Siegel                            James M. Schneider, Esq.
        Chief Executive Officer                      Schneider Weinberger LLP
          TMI Holdings, Inc.                        2499 Glades Road, Suite 108
 11924 Forest Hill Blvd., Suite 22-204                 Boca Raton, FL 33431
         Wellington, FL  33414                            (561) 362-9595
            (954) 579-8599

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed              Proposed
                                                       maximum               maximum
                                                      offering              aggregate            Amount of
  Title of securities         Amount to be            price per             offering           registration
   to be registered            registered             share                 price                   fee
-------------------------------------------------------------------------------------------------------------


Common Stock, $.01
par value per share (1)       6,000,000                $0.35              $2,100,000               $169.89



(1) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act, and is calculated upon the average of the bid and asked price of the securities on the Over-the-Counter-Bulletin Board on June 30, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       This registration statement relates to two separate prospectuses.

         Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus relating to issuances to our employees, consultants and others of up to 2,640,000 shares of common stock pursuant to our 2003 Qualified Securities Plan and 2003 Non-Qualified Securities Plan (the "Plans"). Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to Plan participants any required information as specified by Rule 428(b)(1). The second prospectus, referred to as the reoffer prospectus, relates to the reoffer or resale of any shares that are deemed to be control securities or restricted securities under the Securities Act of 1933.

                                   PROSPECTUS

ITEM 1. PLAN INFORMATION

         We established the Plans effective May 2, 2003, to provide us with flexibility and to conserve our cash resources in compensating certain of our technical, administrative and professional employees and consultants. The issuance of shares under the Plans are restricted to persons and firms who are closely-related to us and who provide services in connection with the development and production of our products and services or otherwise in connection with our business. The Plans authorize us currently to issue up to 2,640,000 shares of our common stock. Shares must be issued only for bona fide services and may not be issued under the Plans for services in connection with the offer and sale of securities in a capital raising or capital promoting transaction. Shares are awarded under the Plans pursuant to individually negotiated compensation contracts as determined and/or approved by the Board of Directors or compensation committee. The eligible participants include directors, officers, employees and non-employee consultants and advisors. There is no limit as to the number of shares that may be awarded under the Plans to a single participant. We anticipate that a substantial portion of the shares to be issued under the Plans will be issued as compensation to our employees, directors, technical consultants and advisors who provide development services in the development and promoting of our various products and services.

         The plans do not require restrictions on the transferability of shares issued thereunder. However, such shares may be restricted as a condition to their issuance where the Board of Directors deems such restrictions appropriate. The Plans are not subject to the Employee Retirement Income Securities Act of 1974 ("ERISA"). Restricted shares awarded under the Plans are intended to be fully taxable to the recipient as earned income.

         We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule
428(b). Any and all such requests shall be directed to the Company at is principal office at 11924 Forest Hill Boulevard, Suite 22-204, Wellington, Florida 33414, attention: Chief Executive Officer.

         THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of common stock issuable under the terms of the Plans shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

Our principal offices are located at:

                    11924 Forest Hill Boulevard, Suite 22-204
                            Wellington, Florida 33414
                            Telephone (954) 579-8599.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

PROSPECTUS

                               REOFFER PROSPECTUS

                               TMI HOLDINGS, INC.

                        6,000,000 SHARES OF COMMON STOCK
                                ($.01 PAR VALUE)

         This prospectus forms a part of a registration statement, which registers an aggregate of 6,000,000 shares of common stock issued or issuable from time-to-time under the TMI Holdings, Inc. 2003 Qualified Securities Plan (the "Qualified Plan") and the 2003 Non-Qualified Securities Plan (the "Non-Qualified Plan") (collectively the "Plans").

         TMI Holdings, Inc. is referred to in this prospectus as "TMI," the "Company," "we," "us" or "our." The 6,000,000 shares covered by this prospectus are referred to as the "shares." Persons who are issued shares are sometimes referred to as the "selling security holders."

         This prospectus also covers the future resale of shares by persons who are our "affiliates" within the meaning of federal securities laws. Affiliated selling security holders may sell all or a portion of the shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices, but which may not exceed 1% of our outstanding common stock in any three month period.

         We will not receive any proceeds from sales of shares by selling security holders.

         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                  The date of this prospectus is July 1, 2003.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents   filed  by  us  with  the   Commission  are
incorporated herein by reference and made a part hereof:

          -    Quarterly Report on Form 10-QSB filed on June 17, 2003
          -    Annual Report on Form 10-KSB filed on May 23, 2003
          - Form 8-K Current Report filed on June 9, 2003 and Amended on June 11, 2003
          -    Definitive Information Statement filed on June 12, 2003

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.
         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, TMI Holdings, Inc., 11924 Forest Hill Boulevard, Suite 22-204, Wellington, Florida 33414.

                                   THE COMPANY

INTRODUCTION

         On January 31, 2003, the Company acquired 100% of the assets and outstanding stock of Kina'ole Development Corporation (Kina'ole"), a Hawaii corporation. Kina'ole is a wholly owned subsidiary of the Company and is the Company's only current business operation. Going forward, the Company's current plans are to divest Kina'ole and pursue the acquisition of undervalued and/or unused manufacturing or other assets or services. The Company has identified possible acquisition opportunities, and is in very early discussions with potential acquisition candidates.

         The Company acquired the Kina'ole shares from William Michael Sessions and John W. Meyers, who were then directors of the Company. Messrs. Sessions and Meyers had previously acquired their capital stock interests in the Company from Mr. Matt Dwyer who, in turn, had acquired the stock interest from Mr. Marc Douglas. Prior to the acquisition, the Company had not engaged in any material business operations in over a year.

         Kina'ole is located in Lihue, Hawaii, and through joint venture arrangements with dealerships on each Hawaiian island, Kina'ole plans to sell manufactured homes to retail customers. Kina'ole also develops subdivisions of manufactured homes and has an unrelated installation company that, as a licensed contractor, completes the foundation and site work as well as installing the manufactured homes. Due to the inherent uncertainty in the housing market, there is no guarantee that Kina'ole will be successful in producing manufactured homes and/or finding suitable locations for their installation.

HISTORICAL OPERATIONS

         Until August 2001, the Company managed and operated discount retail outlets known as thrift stores, which dealt in new and used articles of clothing, miscellaneous household items, furniture, bric-a-brac and antiques at discounted prices. In 2001, the Company operated six thrift stores in Florida. These stores and all of the Company's other business units were sold on August 27, 2001, in a transaction involving the sale of substantially all of the Company's assets to Thrift Ventures, Inc., a corporation that was controlled by one of the then Company's principal stockholders at that date.

         After the sale of the Company's assets to Thrift Ventures, Inc., the Company's sole activity was to identify potential acquisition candidates and attempting to negotiate and complete the acquisition of an operating business. In October 2001, the Company entered into a non-binding letter of intent with a privately held company for a transaction that would have resulted in a change in control of the Company. The letter of intent was terminated in February 2002 by mutual agreement of the parties.

         In 2002, the Company underwent two changes of voting control, until its current management acquired voting control of the Company on February 21, 2003. Currently, the Company's only business is the sale of manufactured homes through Kina'ole, the Company's wholly-owned subsidiary. Due to the inherent uncertainty in the housing market there is no guarantee that Kina'ole will be successful in producing manufactured homes and/or finding suitable locations for their installation. The Company is currently seeking other potential acquisition candidates.

         The Company currently has no employees. Mr. Scott Siegel, the Company's sole officer and one of its directors is an independent contractor. Kina'ole has four employees.

RECENT DEVELOPMENTS

         As previously reported in the Company's Schedule 14C Information Statement filed with the Securities and Exchange Commission and provided to the shareholders of TMI, the Board of Directors and the holders of a majority of the voting capital stock interest of TMI approved an increase in the authorized common stock of the Company from 1,500,000 shares to 30,000,000 shares of common stock. In addition, the Company has adopted and obtained approval for its 2003 Qualified Securities Plan and 2003 Non-Qualified Securities Plan. Previous shareholder approval was ratified anew on June 17, 2003.

         The Company, along with its Chief Executive Officer, Scott Siegel, were recently named in a lawsuit filed in the Circuit Court for Broward County, Florida (Marc Douglas v. Matthew P. Dwyer, William Michael Sessions, John W. Meyers, Scott Siegel, Neil Dolgin and TMI Holdings, Inc. - Case No. 03-10440).
TMI had previously described the prospect of such litigation in its various reports under the Securities Exchange Act of 1934. The suit seeks damages and recovery of securities previously transferred to various parties in connection with the prior transfer of control of the Company by the plaintiff. The complaint also alleges a civil conspiracy by Siegel and TMI to prevent Mr. Douglas, a former officer and director, from receiving the benefits under various contracts he entered into with subsequent officers and directors of the Company relating to the purchase of securities of the Company which could potentially affect the control of TMI. This suit also claims that TMI as well as Mr. Siegel breached various contracts affecting the plaintiff. Among other remedies, the plaintiff is seeking damages and injunctive relief. The Company was only recently served with this lawsuit and is evaluating the various counts, and both the Company and Mr. Siegel believe they have meritorious defenses and claims, but will also seek an amicable resolution with the plaintiff.


             RISK FACTORS AFFECTING OUR FUTURE RESULTS OF OPERATIONS

         Our future results of operations involve a number of risks and uncertainties. The following paragraphs discuss a number of risks that could impact the Company's financial condition and results of operations.

WE HAVE NOT COMMENCED REVENUE-PRODUCING OPERATIONS, AND THE LIMITED INFORMATION AVAILABLE ABOUT US MAKES AN EVALUATION OF US DIFFICULT

         We have conducted limited operations, and we have little operating history that permits you to evaluate our business and our prospects based on prior performance. You must consider your investment in light of the risks, uncertainties, expenses and difficulties that are usually encountered by companies in their early stages of development. There can be no assurance that we will successfully address such risks, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

TMI HAS LIMITED HISTORICAL OPERATIONS WITH SUBSTANTIAL POTENTIAL CAPITAL NEEDS

         TMI has a limited operating history and limited operations, and no revenues since the commencement of its 2002 fiscal year. In addition, as of March 30, 2003, the Company had insufficient cash available to satisfy its cash requirements prospectively through December 28, 2003. The Company will continue to need additional cash infusions in order for it to continue to develop and implement a business plan. Even if the Company acquires short-term cash resources, it will likely need further debt or equity funding in order to bring products or services to market. However, there are no agreements or understandings for such financing as of this time.

THERE IS SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN

         The Company's ability to continue as a going concern is dependent on its ability to raise funds to implement its development of a business plan. The Company's poor financial condition could inhibit its ability to achieve a business plan, due to current operations that are reflecting substantial losses. The future prospect of profitability is severely in doubt. Because of these difficulties, our independent auditors have expressed substantial doubt as to our ability to continue as a going concern.

LACK OF FUNDING WILL ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUES

         The Company's goals are all contingent upon raising debt or equity funding. Currently there are limited sources for such funding. There are significant risks, difficulties, delays and unforeseen expenses associated with companies with limited or no operating history. Constraints we face due to a lack of funding include:

          - Inability to generate necessary revenue to operate for the next 12 months or thereafter;
          -    Operating costs that may exceed our current estimates;
          -    Unanticipated development expenses; and
          - The Company's ability to generate sufficient revenues to offset the substantial costs of operating our business.

START-UP EXPENSES AND FUTURE LOSSES WILL ADVERSELY AFFECT OUR OPERATIONS

         Because of significant up-front expenses required to enter into new businesses, the Company anticipates that it may incur losses until revenues are sufficient to cover its operating costs. Future losses are likely before our operations become profitable. As a result of the Company's lack of operating history, you will have no basis upon which to accurately forecast the Company's:

          -    Total assets, liabilities, and equity;
          -    Total revenues;
          -    Gross and operating margins; and
          -    Labor costs.

Accordingly, any subsequent business plans may not either materialize or prove successful, and the Company may never be profitable.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE

         TMI does not presently intend to pay dividends on our common stock. TMI has never paid dividends on our common stock and does not presently intend to pay cash dividends on our common stock. Any future decisions as to the payment of dividends will be at the discretion of TMI's Board of Directors, subject to applicable law.

OUR MANAGEMENT MAY BE UNABLE TO EFFECTIVELY INTEGRATE FUTURE ACQUISITIONS AND TO MANAGE OUR GROWTH, AND WE MAY BE UNABLE TO FULLY REALIZE ANY ANTICIPATED BENEFITS OF ANY ACQUISITION

         Our business strategy includes growth through acquisition and internal development. We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies. Acquired companies' histories, geographical locations, business models and business cultures can be different from ours in many respects. If we should consummate one or more acquisitions, our directors and senior management will face a significant challenge in their efforts to integrate our business and the business of the acquired companies or assets, and to effectively manage our continued growth. There can be no assurance that our efforts to integrate the operations of any acquired assets or companies acquired in the future will be successful, that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized. The dedication of management resources to these efforts may detract attention from our day-to-day business. There can be no assurance that there will not be substantial costs associated with these activities or of the success of our integration efforts, either of which could have a material adverse effect on our operating results.

OUR  STRATEGY  OF  SEEKING  JOINT   VENTURES  OR  STRATEGIC   ALLIANCES  MAY  BE
UNSUCCESSFUL

         We may also choose to expand our operations by entering into joint ventures or other strategic alliances with other parties. Any such transaction would be accompanied by the risks commonly encountered in such transactions. These include, among others, the difficulty of assimilating the operations and personnel and other various factors. There can be no assurance should we enter into any strategic alliance with a third party that we will be successful in overcoming these risks or any other problems encountered in connection with joint ventures or other strategic alliances.

WE DEPEND ON THE CONTINUED SERVICES OF SCOTT SIEGEL AND ON OUR ABILITY TO ATTRACT AND MAINTAIN OTHER QUALIFIED EMPLOYEES

         Our future success depends on the continued services of Scott Siegel, our Chief Executive Officer. The loss of his services would be detrimental to us and could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key-man insurance on his life. Our future success is also dependent on our ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing. We may not be able to attract, assimilate, or retain qualified technical and managerial personnel and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

OUR COMMON STOCK IS THINLY TRADED AND AN ACTIVE AND VISIBLE TRADING MARKET FOR OUR COMMON STOCK MAY NOT DEVELOP

         Our common stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board under the symbol "TMIO." The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

          - investors may have difficulty buying and selling or obtaining market quotations;
          -    market visibility for our common stock may be limited; and
          - a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

THE SALE OF SHARES ELIGIBLE FOR FUTURE SALE COULD HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE FOR OUR COMMON STOCK

         As of the date of this prospectus, there are 7,589,675 shares of common stock issued and outstanding.

         Of the currently issued and outstanding shares, 32,650 restricted shares of common stock have been held for in excess of one year and are currently available for public resale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"). Unless registered on a form other than Form S-8, the resale of our shares of Common Stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our shareholders who have beneficially owned restricted shares of common stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least two years by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three-month period prior to resale), such restricted shares can be sold without any volume limitation.

         Sales of our common stock under Rule 144 or pursuant to such registration statement may have a depressive effect on the market price for our common stock.

         IT IS NOT POSSIBLE TO FORESEE ALL RISKS WHICH MAY AFFECT US. MOREOVER, WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.

                TMI HOLDINGS, INC. 2003 QUALIFIED SECURITIES PLAN

GENERAL

         On May 2, 2003, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's voting stock for action by written consent, the TMI Holdings, Inc. 2003 Qualified Securities Plan (the "2003 Qualified Securities Plan"). On May 2, 2003, the 2003 Qualified Securities Plan was approved by written consent of a majority of voting Capital Stock interest of the Company's shareholders, which were ratified on June 17, 2003.

PURPOSE

         The purpose of the 2003 Qualified Securities Plan is to promote the interests of the Company (including its subsidiaries) and its shareholders by using investment interests in the Company to attract, retain and motivate its management and other persons, including officers, directors, key employees and certain consultants, to encourage and reward such persons' contributions to the performance of the Company and to align their interests with the interests of the Company's shareholders. In furtherance of this purpose, the 2003 Qualified Securities Plan authorizes the granting of the following types of stock-based awards (each, an "Award"):

          -    stock   options   (including    incentive   stock   options   and
               non-qualified stock options);
          -    restricted stock awards;
          -    unrestricted stock awards; and
          -    performance stock awards.

Each of these types of Awards is described below under "Awards."

ELIGIBILITY

         Key employees (including employees who are also directors or officers), directors and certain consultants of the Company or any subsidiary are eligible to be granted Awards under the 2003 Qualified Securities Plan at the discretion of the Board of Directors. In determining the eligibility of any person, as well as in determining the number of shares to be covered by an Award and the type or types of Awards to be made, the Board of Directors may consider:

          - the position, relationship, responsibilities and importance of the person to the Company; and
          -    such other factors as the Board of Directors deems relevant.

Selected consultants may participate in the 2003 Qualified Securities Plan if:

          - the consultant renders bona fide services to the Company or one of its subsidiaries;
          - the services rendered by the consultant are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

          - the consultant is a natural person who has contracted directly with the Company or a subsidiary of the Company to render such services.

ADMINISTRATION

         The 2003 Qualified Securities Plan currently is administered by the Board of Directors. In the future, the Board of Directors may form a Compensation Committee to administer the 2003 Qualified Securities Plan. Any Compensation Committee must be comprised of at least two non-employee directors. If a Compensation Committee is formed to administer the 2003 Qualified
Securities Plan, the Board of Directors will delegate to the Compensation Committee full authority, in its discretion, to:

          - select the persons to whom Awards will be granted (each a "Participant");
          -    grant Awards under the 2003 Qualified Securities Plan;
          -    determine the number of shares to be covered by each Award;
          - determine the nature, amount, pricing, timing and other terms of the Award;
          - interpret, construe and implement the provisions of the 2003 Qualified Securities Plan (including the authority to adopt rules and regulations for carrying out the purposes of the plan); and
          -    terminate, modify or amend the 2003 Qualified Securities Plan.

         The 2003 Qualified Securities Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

SHARES SUBJECT TO THE PLAN

         A total of 140,000 shares of Common Stock (subject to adjustment as described below) are currently reserved for issuance under the 2003 Qualified Securities Plan, which may be increased from time to time upon proper authorization. Shares of common stock issued under the 2003 Qualified Securities Plan may be authorized but unissued shares, or shares reacquired by the Company, including shares purchased on the open market. The unexercised, unearned or yet-to-be acquired portions of any Award that expire, terminate or are canceled, and shares of common stock issued pursuant to Awards under the 2003 Qualified Securities Plan that are reacquired by the Company pursuant to the terms under which such shares were issued, will again become available for the grant of further Awards.

ADJUSTMENT

         In general, the aggregate number of shares as to which Awards may be granted to Participants under the 2003 Qualified Securities Plan, the number and kind of shares thereof covered by each outstanding Award, and/or the price per share thereof in each such Award will, upon a determination of the Board of Directors, all be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from an increase, decrease or exchange in the outstanding shares of common stock or additional shares or new or different shares are distributed in respect of such shares of common stock, through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares. On May 1 of each year, the number of shares in the 2003 Qualified Securities Plan shall automatically be adjusted to an amount equal to ten percent (10%) of the issued and outstanding stock of the Company on April 30 of the immediately preceding year.

         Fractional interests will not be issued upon any adjustments made by the Board or Directors; however, the committee may, in its discretion, make a cash payment in lieu of any fractional shares of common stock issuable as a result of such adjustments.

AWARDS

STOCK OPTIONS

         Under the 2003 Qualified Securities Plan, the Board of Directors may grant either incentive stock options or nonqualified stock options. Incentive stock options and non-qualified stock options may be granted for such number of shares of common stock as the Board of Directors determines, so long as such number of shares does not exceed the amount permitted under the plan, or in the case of incentive stock options, the amount permissible under I.R.C. Section 422.

         The exercise price for each stock option is determined by the Board of Directors. Stock options must have an exercise price of at least 85% (100% in the case of incentive stock options, or at least 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock) of the fair market value of the common stock on the date the stock option is granted. Under the 2003 Qualified Securities Plan, fair market value of the common stock for a particular date is generally the average of the closing bid and asked prices per share for the stock as quoted on the OTC Bulletin Board on such date.

         No stock option may be exercised after the expiration of ten years from the date of grant (or five years in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock). Pursuant to the 2003 Qualified Securities Plan, the aggregate fair market value of the common stock, for which one or more incentive stock options granted to any participant may for the first time become exercisable as incentive stock options under the federal tax laws during any one calendar year shall not exceed $100,000.

         A stock option may be exercised in whole or in part according to the terms of the applicable stock option agreement by delivery of written notice of exercise to the Company specifying the number of shares to be purchased. The exercise price for each stock option may be paid by the Participant in cash or by such other means as the Board of Directors may authorize. Fractional shares are not to be issued upon exercise of a stock option. The Board of Directors may grant reload stock options in tandem with stock options that provide for an automatic grant of a stock option in the event a participant pays the exercise price of a stock option by delivery of common stock.

         The Board of Directors may, in its discretion, at any time after the grant of a stock option, accelerate vesting of such option, as a whole or in part, by increasing the number of shares then purchasable. However, the Board of Directors may not increase the total number of shares subject to an option.

         Subject to the foregoing and the other provisions of the 2003 Qualified Securities Plan, stock options may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the Board of Directors.

RESTRICTED STOCK

         Restricted stock may be awarded by the Board of Directors subject to such terms, conditions and restrictions as it deems appropriate. Restrictions may include limitations on voting rights and transferability of the shares, restrictions based on the duration of employment or engagement with the Company, and Company or individual performance. Restricted stock may not be sold or encumbered until all restrictions expire or are terminated. In this regard, the Secretary of the Company or such other escrow holder as the Board of Directors may appoint shall retain physical custody of each certificate representing restricted stock until all restrictions imposed under the applicable Award Agreement shall expire or be removed.

         The Board of Directors may require the Participant to pay the Company an amount at least equal to the par value of the common stock awarded to the Participant. Subject to any limitations imposed by the applicable Award
Agreement, from the date a Participant becomes the holder of record of restricted stock, the Participant has all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

         The 2003 Qualified Securities Plan provides that to the extent the Board of Directors elects to grant an Award of restricted stock, the Award Agreement applicable thereto shall, except in certain specified situations, provide the Company with the right to repurchase the restricted stock then subject to restrictions immediately upon a termination of employment or engagement for any reason whatsoever at a cash price per share equal to the price paid by the Participant for the restricted stock.

UNRESTRICTED STOCK

         The  Board  of  Directors  may,  in its  discretion,  grant an Award of unrestricted stock to any eligible Participant, pursuant to which such Participant may receive shares of Common Stock free of any vesting restrictions under the 2003 Qualified Securities Plan. The Board of Directors may also sell shares of unrestricted stock to eligible Participants at a purchase price determined in its discretion. Unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.


PERFORMANCE STOCK AWARDS

         The Board of Directors may make performance stock awards under the 2002 Qualified Securities Plan based upon terms it deems appropriate. The Board of Directors may make performance stock awards independent of or in connection with the granting of any other Award under the 2003 Qualified Securities Plan. The Board of Directors shall determine whether and to whom performance stock awards shall be made, the performance criteria applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares. The Board of Directors may utilize any of the following performance criteria when granting performance stock awards:

          -    net income;
          -    pre-tax income;
          -    operating income;
          -    cash flow;
          -    earnings per share;
          -    return on equity;
          -    return on invested capital or assets;
          -    cost reductions or savings;
          -    funds from operations;
          -    appreciation in the fair market value of the common stock;
          - earnings before anyone or more of the following: interest, taxes, depreciation or amortization; and
          -    such other criteria deemed appropriate by the Board of Directors.

         The Participant receiving a performance stock award shall have the rights of a stockholder only as to shares actually received by the Participant and not with respect to shares subject to the Award but not actually received. At any time prior to the Participant's termination of employment (or other business relationship) by the Company, the Board of Directors may, in its discretion, accelerate, waive or, subject to the other provisions of the 2003 Qualified Securities Plan, amend any and all performance criteria specified under any performance stock award.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the principal federal income tax consequences of the grant and exercise of Awards under present law. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences. Recipients of Awards are advised to consult their personal tax advisors with regard to all tax consequences arising with respect to the Awards.

TAX WITHHOLDING

         If a distribution is made under this 2003 Qualified Securities Plan in cash, the Company will withhold taxes as required by law. If an Award is satisfied in the form of shares of the common stock, then no shares may be issued unless and until arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations applicable with respect to such Award.

DEDUCTIBILITY OF AWARDS

         Company deductions for Awards granted under the 2003 Qualified Securities Plan are limited by Section 162(m) of the Internal Revenue Code of
1986 (the "Code") which generally limits the Company's deduction for non-performance based compensation to $1.0 million per year for the Company's CEO and its other four (4) most highly compensated officers. The Company has not paid any compensation that was not deductible by reason of the prohibition of
Section 162(m) to any executive officers.

INCENTIVE STOCK OPTIONS

         Pursuant to the 2003 Qualified Securities Plan, employees may be granted stock options that are intended to qualify as "incentive stock options" under the provisions of Section 422 of the Code. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

         If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a disqualifying disposition, the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term, depending on the length of time the optionee held the shares.

         If the exercise price of an incentive stock option is paid in whole or in part with shares of common stock, no income gain or loss generally will be recognized by the optionee with respect to the shares of common stock paid as the exercise price. However, if such shares of common stock were received upon the exercise of an incentive stock option, the use of those shares as payment of the exercise price will be considered a disposition for purposes of determining whether there has been a disqualifying disposition of those shares.

         Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a disqualifying disposition. If an amount is treated as compensation received by an optionee because of a disqualifying disposition, the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

NON-QUALIFIED STOCK OPTIONS

         An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a non-qualified stock option. Upon the exercise of a non-qualified stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price, the stock option will be treated as compensation received by the optionee in the year of exercise. If the exercise price of a non-qualified stock option is paid in whole or in part with shares of common stock, (i) no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price, and (ii) no income, gain or loss will be recognized by the optionee with respect to the shares of common stock paid as the exercise price of the option. The fair market value of the remainder of the shares received upon exercise of the non-qualified stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, will be treated as compensation income received by the optionee on the date of exercise of the stock option. The Company, or one of its subsidiaries, generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

RELOAD OPTION RIGHTS

         An optionee should not recognize any taxable income for federal income tax purposes upon receipt of reload option rights, and a reload option should be treated as a non-qualified stock option.

RESTRICTED STOCK

         A recipient of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the Award, provided the shares are subject to restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the Award in an amount equal to the fair market value of the shares on the date of the Award (less the amount paid by the recipient for such shares), determined without regard to the restrictions. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse (less the amount paid by the recipient for such shares) will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

UNRESTRICTED STOCK

         Any  shares  of  common  stock   received   pursuant  to  an  Award  of
unrestricted stock will be treated as compensation income received by the recipient, generally, in the year in which the recipient receives such shares. In each case, the amount of compensation income will equal the fair market value of the shares of common stock on the date compensation income is recognized (less the amount, if any, paid by the recipient for such shares). The Company or one of its subsidiaries, generally, will be entitled to a corresponding deduction in the same amount for compensation paid.

PERFORMANCE STOCK AWARDS

         A recipient of a performance stock award will not recognize any taxable income for federal income tax purposes upon receipt of the Award. Any shares of common stock received pursuant to the Award will be treated as compensation income received by the recipient, generally, in the year in which the recipient receives such shares of common stock. The amount of compensation income will equal the fair market value of the shares of common stock on the date compensation income is recognized. The Company or one of its subsidiaries, generally, will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

OTHER TAX MATTERS

         The exercise by a recipient of a stock option, the lapse of restrictions on restricted stock, or the deemed earnout of performance stock awards following the occurrence of a change in control, in certain circumstances, may result in:

          - a 20% federal excise tax (in addition to federal income tax) to the recipient on certain payments of common stock or cash resulting from such exercise or deemed earnout of performance stock awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse; and
          - the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

GRANTS UNDER THE 2003 QUALIFIED SECURITIES PLAN

         As of the date hereof, no employee has been granted Options or Shares under the Plan.

            THE TMI HOLDINGS, INC. 2003 NON-QUALIFIED SECURITIES PLAN

GENERAL

         On May 2, 2003, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's voting stock for action by written consent, the TMI Holdings, Inc. 2003 Non-Qualified Securities Plan (the "2003 Non-Qualified Securities Plan"). On May 2, 2003, the Board of Directors approval of the 2003 Non-Qualified Securities Plan was ratified by written consent of a majority of voting Capital Stock interest of the Company's Stockholders. The 2003 Non-Qualified Securities Plan is already in effect based upon the above Board of Directors' approval.

PURPOSE

         The purpose of the 2003 Non-Qualified Securities Plan is to promote the interests of the Company (including its subsidiaries) and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, including officers, directors, key employees and certain consultants, to encourage and reward such persons' contributions to the performance of the Company and to align their interests with the interests of the Company's stockholders. In furtherance of this purpose, the 2003 Non-Qualified Securities Plan authorizes the granting of the following types of stock-based awards (each, an "Award"):

          -    stock   options   (including    incentive   stock   options   and
               non-qualified stock options);
          -    restricted stock awards;
          -    unrestricted stock awards; and
          -    performance stock awards.

Each of these types of Awards is described below under "Awards."

ELIGIBILITY

         Key employees (including employees who are also directors or officers), directors and certain consultants of the Company or any subsidiary are eligible to be granted Awards under the 2003 Non-Qualified Securities Plan at the discretion of the Board of Directors. In determining the eligibility of any person, as well as in determining the number of shares to be covered by an Award and the type or types of Awards to be made, the Board of Directors may consider:

          - the position, relationship, responsibilities and importance of the person to the Company; and
          -    such other factors as the Board of Directors deems relevant.

Selected consultants may participate in the 2003 Non-Qualified Securities Plan if:

          - the consultant renders bona fide services to the Company or one of its subsidiaries;
          - the services rendered by the consultant are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and
          - the consultant is a natural person who has contracted directly with the Company or a subsidiary of the Company to render such services.

ADMINISTRATION

         The 2003 Non-Qualified Securities Plan currently is administered by the Board of Directors. In the future, the Board of Directors may form a Compensation Committee to administer the 2003 Non-Qualified Securities Plan. Any Compensation Committee must be comprised of at least two non-employee directors. If a Compensation Committee is formed to administer the 2003 Non-Qualified Securities Plan, the Board of Directors will delegate to the Compensation Committee full authority, in its discretion, to:

          - select the persons to whom Awards will be granted (each a "Participant");
          -    grant Awards under the 2003 Non-Qualified Securities Plan;
          -    determine the number of shares to be covered by each Award;
          - determine the nature, amount, pricing, timing and other terms of the Award;
          - interpret, construe and implement the provisions of the 2003 Non-Qualified Securities Plan (including the authority to adopt rules and regulations for carrying out the purposes of the plan); and
          -    terminate,  modify  or amend  the 2003  Non-Qualified  Securities
               Plan.

         The 2003 Non-Qualified Securities Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

SHARES SUBJECT TO THE PLAN

         A total of 2.5 million shares of Common Stock (subject to adjustment as described below) are reserved for issuance under the 2003 Non-Qualified Securities Plan which may be increased from time to time upon proper authorization. Shares of common stock issued under the 2003 Non-Qualified Securities Plan may be authorized but unissued shares, or shares reacquired by the Company, including shares purchased on the open market. The unexercised, unearned or yet-to-be acquired portions of any Award that expire, terminate or are canceled, and shares of common stock issued pursuant to Awards under the 2003 Non-Qualified Securities Plan that are reacquired by the Company pursuant to the terms under which such shares were issued, will again become available for the grant of further Awards.

ADJUSTMENT

         In general, the aggregate number of shares as to which Awards may be granted to Participants under the 2003 Non-Qualified Securities Plan, the number and kind of shares thereof covered by each outstanding Award, and/or the price per share thereof in each such Award will, upon a determination of the Board of Directors, all be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from an increase, decrease or exchange in the outstanding shares of common stock or additional shares or new or different shares are distributed in respect of such shares of common stock, through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares.

         Fractional interests will not be issued upon any adjustments made by the Board or Directors; however, the committee may, in its discretion, make a cash payment in lieu of any fractional shares of common stock issuable as a result of such adjustments.

AWARDS

STOCK OPTIONS

         Under the 2003 Non-Qualified Securities Plan, the Board of Directors may only grant non-qualified stock options. Non-qualified stock options may be granted for such number of shares of common stock as the Board of Directors determines, so long as such number of shares does not exceed the amount permitted under the plan.

         The exercise price for each stock option is determined by the Board of Directors. Stock options under the 2003 Non-Qualified Securities Plan must have an exercise price of at least 85% of the fair market value of the common stock on the date the stock option is granted. Under the 2003 Non-Qualified Securities Plan, fair market value of the common stock for a particular date is generally the average of the closing bid and asked prices per share for the stock as quoted on the OTC Bulletin Board on such date.

         No stock option may be exercised after the expiration of ten years from the date of grant.

         A stock option may be exercised in whole or in part according to the terms of the applicable stock option agreement by delivery of written notice of exercise to the Company specifying the number of shares to be purchased. The exercise price for each stock option may be paid by the Participant in cash or by such other means as the Board of Directors may authorize. Fractional shares are not to be issued upon exercise of a stock option. The Board of Directors may grant reload stock options in tandem with stock options that provide for an automatic grant of a stock option in the event a participant pays the exercise price of a stock option by delivery of common stock.

         The Board of Directors may, in its discretion, at any time after the grant of a stock option, accelerate vesting of such option, as a whole or in part, by increasing the number of shares then purchasable. However, the Board of Directors may not increase the total number of shares subject to an option.

         Subject to the foregoing and the other provisions of the 2003 Non-Qualified Securities Plan, stock options may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the Board of Directors.

RESTRICTED STOCK

         Restricted stock may be awarded by the Board of Directors subject to such terms, conditions and restrictions as it deems appropriate. Restrictions may include limitations on voting rights and transferability of the shares, restrictions based on the duration of employment or engagement with the Company, and Company or individual performance. Restricted stock may not be sold or encumbered until all restrictions expire or are terminated. In this regard, the Secretary of the Company or such other escrow holder as the Board of Directors may appoint shall retain physical custody of each certificate representing restricted stock until all restrictions imposed under the applicable Award Agreement shall expire or be removed.

         The Board of Directors may require the Participant to pay the Company an amount at least equal to the par value of the common stock awarded to the Participant. Subject to any limitations imposed by the applicable Award
Agreement, from the date a Participant becomes the holder of record of restricted stock, the Participant has all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

         The 2003 Non-Qualified Securities Plan provides that to the extent the Board of Directors elects to grant an Award of restricted stock, the Award Agreement applicable thereto shall, except in certain specified situations, provide the Company with the right to repurchase the restricted stock then subject to restrictions immediately upon a termination of employment or engagement for any reason whatsoever at a cash price per share equal to the price paid by the Participant for the restricted stock.

UNRESTRICTED STOCK

         The  Board  of  Directors  may,  in its  discretion,  grant an Award of unrestricted stock to any eligible Participant, pursuant to which such Participant may receive shares of Common Stock free of any vesting restrictions under the 2003 Non-Qualified Securities Plan. The Board of Directors may also sell shares of unrestricted stock to eligible Participants at a purchase price determined in its discretion. Unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

PERFORMANCE STOCK AWARDS

         The Board of Directors may make performance stock awards under the 2002 Securities Plan based upon terms it deems appropriate. The Board of Directors may make performance stock awards independent of or in connection with the granting of any other Award under the 2003 Non-Qualified Securities Plan. The Board of Directors shall determine whether and to whom performance stock awards shall be made, the performance criteria applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares. The Board of Directors may utilize any of the following performance criteria when granting performance stock awards:

          -    net income;
          -    pre-tax income;
          -    operating income;
          -    cash flow;
          -    earnings per share;
          -    return on equity;
          -    return on invested capital or assets;
          -    cost reductions or savings;
          -    funds from operations;
          -    appreciation in the fair market value of the common stock;
          - earnings before anyone or more of the following: interest, taxes, depreciation or amortization; and
          -    such other criteria deemed appropriate by the Board of Directors.

         The Participant receiving a performance stock award shall have the rights of a stockholder only as to shares actually received by the Participant and not with respect to shares subject to the Award but not actually received. At any time prior to the Participant's termination of employment (or other business relationship) by the Company, the Board of Directors may, in its discretion, accelerate, waive or, subject to the other provisions of the 2003 Non-Qualified Securities Plan, amend any and all performance criteria specified under any performance stock award.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the principal federal income tax consequences of the grant and exercise of Awards under present law. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences. Recipients of Awards are advised to consult their personal tax advisors with regard to all tax consequences arising with respect to the Awards.

TAX WITHHOLDING

         If a distribution is made under this 2003 Non-Qualified Securities Plan in cash, the Company will withhold taxes as required by law. If an Award is satisfied in the form of shares of the common stock, then no shares may be issued unless and until arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations applicable with respect to such Award.
DEDUCTIBILITY OF AWARDS

         Company deductions for Awards granted under the 2003 Non-Qualified Securities Plan are limited by Section 162(m) of the Internal Revenue Code of
1986 (the "Code") which generally limits the Company's deduction for non-performance based compensation to $1.0 million per year for the Company's CEO and its other four (4) most highly compensated officers. The Company has not paid any compensation that was not deductible by reason of the prohibition of
Section 162(m) to any executive officers.

NON-QUALIFIED STOCK OPTIONS

         An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a non-qualified stock option. Upon the exercise of a non-qualified stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price, the stock option will be treated as compensation received by the optionee in the year of exercise. If the exercise price of a non-qualified stock option is paid in whole or in part with shares of common stock, (i) no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price, and (ii) no income, gain or loss will be recognized by the optionee with respect to the shares of common stock paid as the exercise price of the option. The fair market value of the remainder of the shares received upon exercise of the non-qualified stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, will be treated as compensation income received by the optionee on the date of exercise of the stock option. The Company, or one of its subsidiaries, generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

RELOAD OPTION RIGHTS

         An optionee should not recognize any taxable income for federal income tax purposes upon receipt of reload option rights, and a reload option should be treated as a non-qualified stock option.

RESTRICTED STOCK

         A recipient of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the Award, provided the shares are subject to restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the Award in an amount equal to the fair market value of the shares on the date of the Award (less the amount paid by the recipient for such shares), determined without regard to the restrictions. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse (less the amount paid by the recipient for such shares) will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

UNRESTRICTED STOCK

         Any  shares  of  common  stock   received   pursuant  to  an  Award  of
unrestricted stock will be treated as compensation income received by the recipient, generally, in the year in which the recipient receives such shares. In each case, the amount of compensation income will equal the fair market value of the shares of common stock on the date compensation income is recognized (less the amount, if any, paid by the recipient for such shares). The Company or one of its subsidiaries, generally, will be entitled to a corresponding deduction in the same amount for compensation paid.

PERFORMANCE STOCK AWARDS

         A recipient of a performance stock award will not recognize any taxable income for federal income tax purposes upon receipt of the Award. Any shares of common stock received pursuant to the Award will be treated as compensation income received by the recipient, generally, in the year in which the recipient receives such shares of common stock. The amount of compensation income will equal the fair market value of the shares of common stock on the date compensation income is recognized. The Company or one of its subsidiaries, generally, will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

OTHER TAX MATTERS

         The exercise by a recipient of a stock option, the lapse of restrictions on restricted stock, or the deemed earnout of performance stock awards following the occurrence of a change in control, in certain circumstances, may result in:

          - a 20% federal excise tax (in addition to federal income tax) to the recipient on certain payments of common stock or cash resulting from such exercise or deemed earnout of performance stock awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse; and
          - the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

RESTRICTIONS UNDER SECURITIES LAWS

         The sale of all shares issued under the Plans must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater shareholders may also become subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                              PLAN OF DISTRIBUTION

         The information under this heading includes resales of shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws.

         The shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         The selling security holders may sell shares in one or more of the following methods, which may include crosses or block transactions:

          - through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges;

          - in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or

          - through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of TMI and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

         We have advised the selling security holders that, at the time a resale of the shares is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

         We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

         Sales of securities by the selling security holders and us or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.


                            DESCRIPTION OF SECURITIES

GENERAL

         The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof and is qualified by reference to our Articles of Incorporation, copies of which may be obtained upon request. Our authorized capital consists of 30,000,000 shares of common stock, par value $.01 per share, of which 7,589,675 shares are issued and outstanding. We are authorized to issue 2,000,000 shares of preferred stock, of which 750,000 shares are issued or outstanding.

COMMON STOCK

         Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefor. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

         Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

PREFERRED STOCK

         Our articles of incorporation authorizes our board of directors to create and issue series of preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as permitted under Florida law.

         The Company has established its Series A Preferred Stock consisting in total of 250,000 shares. This series carries no dividend or conversion rights, but includes a stated right to vote 10 shares for each share of Series A Preferred Stock. The Series A Preferred Stock will have priority as to liquidation with respect to the Common Stock and any series of preferred stock ranking junior to the Series A Preferred Stock.

         The Company authorized the establishment of its Series B Convertible Preferred Stock on January 31, 2003, and subsequently filed an amendment to the designations. The Series B Preferred Stock carries no specified dividend rate and may be declared pro rata with the common stock on a pari passu basis. However, no dividend may be declared while the Company has outstanding indebtedness. Any dividends will accrue on a non-cumulative basis. Upon liquidation, the Series B Preferred Stock will have the same liquidation preference equal to that of the common stock of TMI. If at any time at least 5% of Kina'ole's outstanding common stock is distributed to TMI's shareholders on a pro rata basis, the Series B Preferred Stock will automatically convert into that number of shares of common stock of Kina'ole equal to 90% of the then outstanding common stock of Kina'ole. In the original designations, the Company provided for each share of Series B Preferred Stock to have 30 votes on all matters submitted to shareholders. Thereafter, the Company filed an amendment to eliminate the voting rights of the Series B Preferred Stock. No redemption rights are provided with regard to the Series B Preferred Stock.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is North American Transfer Company is North American Transfer Company, 147 West Merrick Road, Freeport, New York 11520.

                                     EXPERTS

         The financial statements of TMI Holdings, Inc. as of December 29, 2002, and for the years ended December 29, 2002 and December 30, 2001, appearing in our Annual Report on Form 10-KSB for the year ended December 29, 2002 have been audited by Berkowitz, Dick Pollack & Brant, LLP, Certified Public Accountants, as set forth in their report thereon and are incorporated by reference in reliance upon the authority of such firm as experts in auditing and accounting.

                                 INDEMNIFICATION

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

               (a) the officer or director conducted himself or herself in good faith;
               (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and
               (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         Article IX of the Company's Restated Articles of Incorporation provide as follows:

                                   "Article IX

                  To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its Bylaws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this Corporation's expense, policies of insurance."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

          -    Quarterly Report on Form 10-QSB filed on June 17, 2003
          -    Annual Report on Form 10-KSB filed on May 23, 2003
          - Form 8-K Current Report filed on June 9, 2003 and Amended on June 11, 2003
          -    Definitive Information Statement filed on June 12, 2003

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, TMI Holdings, Inc., 11924 Forest Hill Boulevard, Suite 22-204, Wellington, Florida 33414.

ITEM 4. DESCRIPTION OF SECURITIES

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

          (d) the officer or director conducted himself or herself in good faith;
          (e) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and
          (f) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         Article IX of the Company's Restated Articles of Incorporation provide as follows:

                                   "Article IX

                  To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its Bylaws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this Corporation's expense, policies of insurance."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Persons eligible to receive grants under the Plan will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision. The recipient must express an investment intent and, in the absence of registration under the Act, consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws.

ITEM 8. EXHIBITS

5.1      Opinion of Schneider Weinberger, LLP*
10.1     TMI Holdings, Inc. 2003 Qualified Securities Plan*
10.2     TMI Holdings, Inc. 2003 Non-Qualified Securities Plan*
23.1     Consent of Independent Auditors*
23.2     Consent of Schneider Weinberger, LLP (included in the above opinion)

--------------------
*        Filed herewith.

ITEM 9. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wellington, State of Florida, on July 1, 2003.

                                   TMI HOLDINGS, INC.


                                   By: /s/ Scott Siegel
                                      ------------------------------------
                                       Scott Siegel, CEO and
                                       Principal Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                        Title                           Date

                           Chairman of the Board,
                           CEO, President and
/s/ Scott Siegel           Principal Executive, Financial          July 1, 2003
----------------------
Scott Siegel               and Accounting Officer


/s/ Neil Dolgin            Director                                July 1, 2003
----------------------